EXHIBIT 2.4




                            STOCK PURCHASE AGREEMENT

                                      AMONG

                           KENDLE INTERNATIONAL INC.,

                                  TZUO-YAN LEE,

                                  JEAN C. LEE,

                                 MICHAEL MINOR,

                                   CONWAY LEE,

                                   STEVEN LEE,

                             JEAN C. LEE AS TRUSTEE
                         UNDER TRUST DATED MARCH 8, 1991
                                FBO JENNIFER LEE

                                       AND

                          CITICORP TRUST - SOUTH DAKOTA
                         AS TRUSTEE U/A MAY 15, 1997 M/B
                                  TZUO YAN LEE



                                February 11, 1998


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                                TABLE OF CONTENTS

                                                                          Page


1.   Definitions............................................................1

2.   Purchase and Sale of ACER Shares.......................................6
     (a)    Basic Transaction. .............................................6
     (b)     Purchase Price.................................................6
     (c)    The Closing.  ..................................................8
     (d)    Deliveries at the Closing.......................................8

3.   Representations and Warranties Concerning the Transaction..............8
     (a)     Representations and Warranties of the Sellers..................8
            (i)    Organization of Certain Sellers..........................8
            (ii)   Authorization of Transaction.............................8
            (iii)  Noncontravention.........................................8
            (iv)   Brokers' Fees. ..........................................9
            (v)    Investment...............................................9
            (vi)   ACER Shares..............................................9
     (b)    Representations and Warranties of Kendle........................9
            (i)    Organization of Kendle...................................9
            (ii)   Authorization of Transaction............................10
            (iii)  Noncontravention........................................10
            (iv)   Capitalization..........................................10
            (v)    SEC Reports.............................................10
            (vi)   Brokers' Fees...........................................11
            (vii)  Investment..............................................11

4.   Representations and Warranties Concerning ACER........................11
     (a)    Organization, Qualification, and Corporate Power...............11
     (b)    Capitalization.................................................11
     (c)    Noncontravention...............................................12
     (d)    Brokers' Fees..................................................12
     (e)    Title to Assets................................................12
     (f)    Subsidiaries...................................................12
     (g)    Financial Statements...........................................13
     (h)    Events Subsequent to Most Recent Fiscal Year End...............13
     (i)    Undisclosed Liabilities........................................15
     (j)    Legal Compliance...............................................15
     (k)    Tax Matters....................................................15
     (l)    Real Property..................................................17
     (m)    Intellectual Property..........................................18
     (n)    Tangible Assets................................................20

     (o)    Contracts......................................................20
     (p)    Notes and Accounts Receivable..................................21
     (q)    Powers of Attorney.............................................22
     (r)    Insurance......................................................22
     (s)    Litigation.....................................................22
     (t)    Employee Benefits..............................................23
     (u)    Guaranties.....................................................25
     (v)    Environmental, Health, and Safety Matters......................25
     (w)    Certain Business Relationships with ACER.......................25
     (x)    Disclosure.....................................................26

5.   Pre-Closing Covenants.................................................26
     (a)    General........................................................26
     (b)    Notices and Consents...........................................26
     (c)    Operation of Business..........................................26
     (e)    Full Access....................................................26
     (f)    Notice of Developments.........................................26
     (g)    Exclusivity....................................................27

6.   Post-Closing Covenants................................................27
     (a)    General........................................................27
     (b)    Litigation Support.............................................27
     (d)    Confidentiality................................................28
     (e)    Kendle Shares..................................................28

7.   Conditions to Obligation to Close.....................................29
     (a)    Conditions to Obligation of Kendle.............................29
     (b)    Conditions to Obligation of the Sellers........................31

8.   Remedies for Breaches of This Agreement...............................32
     (a)    Survival of Representations and Warranties.....................32
     (b)    Indemnification Provisions for Benefit of Kendle...............33
     (c)    Indemnification Provisions for Benefit of the Sellers..........34
     (d)    Matters Involving Third Parties................................34
     (e)     Determination of Adverse Consequences.........................35
     (f)    Other Indemnification Provisions...............................35

9.   Tax Covenants.........................................................35
     (a)    Allocation of Purchase Price...................................35
     (b)    Payment of Taxes and Fees......................................36
     (c)    Taxes - Sellers................................................36
     (d)    Section 338(h)(10) Election....................................36
     (e)    FICA Tax Issue.................................................36

10.  Termination...........................................................36
     (a)    Termination of Agreement.......................................36
     (b)    Effect of Termination..........................................37

11.  Miscellaneous.........................................................37
     (a)    Nature of Certain Obligations..................................37
     (b)    Press Releases and Public Announcements........................38
     (c)    No Third-Party Beneficiaries...................................38
     (d)    Entire Agreement...............................................38
     (e)    Succession and Assignment......................................38
     (f)    Counterparts...................................................38
     (g)    Headings.......................................................38
     (h)    Notices........................................................38
     (i)    Governing Law..................................................39
     (j)    Amendments and Waivers.........................................39
     (k)    Severability...................................................39
     (l)    Expenses.......................................................40
     (m)    Construction...................................................40
     (n)    Incorporation of Exhibits, Annexes, and Schedules..............40
     (o)    Specific Performance...........................................40
     (p)    Fourth Quarter 1997 Audited Financial Statements...............40



Annex I             --    Each Seller's Qualifications as an Accredited Investor
Annex II            --    Exceptions  to Kendle's Representations and Warranties
                          Concerning the Transaction
Disclosure Schedule --    Exceptions to Representations and Warranties


                                    EXHIBITS

Exhibit 2(b)           --     Escrow Agreement
Exhibit 4(g)           --     ACER Financial Statements
Exhibit 7(a)(vii)      --     Employment Agreements
Exhibit 7(a)(viii)     --     Releases
Exhibit 7(a)(ix)       --     Covenants
Exhibit 7(a)(xiii)     --     Form of Legal Opinion of Counsel to the Sellers
Exhibit 7(b)(vi)       --     Registration Rights Agreement
Exhibit 7(b)(x)        --     Form of Legal Opinion of Counsel to Kendle

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into this 11TH day of February 1998 among KENDLE INTERNATIONAL INC., an Ohio corporation ("Kendle"), TZUO-YAN LEE ("TYL"), JEAN C. LEE ("JCL"), MICHAEL MINOR ("Minor"), CONWAY LEE ("CL"), STEVEN LEE ("SL"), JCL, as Trustee under a Trust dated March 8, 1991 fbo JENNIFER LEE ("JL") and CITICORP TRUST-SOUTH DAKOTA, as Trustee under an agreement dated May 15, 1997 made by TYL (the "Trust") (TYL, JCL, Minor, CL, SL, JL and the Trust collectively, the "Sellers"). Kendle and the Sellers are referred to herein collectively as the "Parties".

                                    RECITALS

     A. The Sellers, in the aggregate, own all of the issued and outstanding capital stock of ACER/EXCEL INC., a New Jersey corporation ("ACER").

     B. This Agreement contemplates a transaction in which Kendle will purchase from the Sellers, and the Sellers will sell to Kendle, all of the issued and outstanding capital stock of ACER in return for cash and Kendle Shares.

     C. The Sellers and Kendle acknowledge their intention to make an election under Code ss.338(h)(10) with respect to the ACER stock purchase transaction.

     NOW,   THEREFORE,   in   consideration  of  the  premises  and  the  mutual
undertakings and agreements herein made, the Parties agree as follows:

     1. Definitions.

     "ACER" has the meaning set forth in the first recital above and shall include all predecessor entities, including Advanced Clinical Epidemiological Research Inc. and Excel Scientific Protocols, Inc.

     "ACER Material Adverse Change" has the meaning set forth in ss.7(a)(xi) below.

     "ACER Share" means any share of the common stock, no par value, of ACER.

     "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses and fees, including (without limitation) court costs and reasonable attorneys' fees and expenses.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Affiliated Group" means any affiliated group within the meaning of Code ss.1504(a) or any similar group defined under a similar provision of state, local or foreign law.

     "Basis" means any known past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms or could form the basis for any specified consequence.

     "Cash Closing Payment" has the meaning set forth in ss.2(b) below.

     "Cash Escrow Amount" has the meaning set forth in ss.2(b) below.

     "Closing" has the meaning set forth in ss.2(c) below.

     "Closing Date" has the meaning set forth in ss.2(c) below.

     "Closing Shares" has the meaning set forth in ss.2(b) below.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code ss.4980B.

     "Confidential Information" has the meaning set forth in Exhibit 7(a)(ix).

     "Controlled Group" has the meaning set forth in Code ss.1563.

     "Deferred   Intercompany   Transaction"   has  the  meaning  set  forth  in
ss.4(k)(vi) below.

     "Disclosure Schedule" means the disclosure schedule delivered by the Parties hereto pursuant to ss.ss.3 and 4 below. Nothing contained in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made in this Agreement unless the exception is identified in the Disclosure Schedule with reasonable particularity, describing the relevant facts in reasonable detail.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA ss.3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA ss.3(1).

     "Employment Agreements" has the meaning set forth in ss.7(b)(v) below.

     "Encumbrance" means any Security Interest, warrant, option, purchase right, preemptive right, or other right or claim of any character that restricts the transfer of capital stock.

     "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") 42 U.S.C. ss.9601 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss.1801 et. seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq.; the Clean Air Act, 42 U.S.C. ss.7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss.3808 et seq.; and their counterparts under any state or local laws.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means each entity which is treated as a single employer with Seller for purposes of Code ss.414.

     "Escrow Agreement" has the meaning set forth in ss.2(b) below.

     "Exchange Act" has the meaning set forth in ss.3(b)(v) below.

     "Fiduciary" has the meaning set forth in ERISA ss.3(21).

     "Financial Statements" has the meaning set forth in ss.4(g) below.

     "GAAP" means United States generally accepted accounting principles, as in effect from time to time.

     "General Escrow Shares" has the meaning set forth in ss.2(b) below.

     "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance exposure to which is prohibited, limited or regulated by any governmental authority.

     "Indemnified Party" has the meaning set forth in ss.8(d) below.

     "Indemnifying Party" has the meaning set forth in ss.8(d) below.

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including related technical documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Kendle" has the meaning set forth in the preface above.

     "Kendle Material Adverse Change" has the meaning set forth in ss.7(b)(vii) below.

     "Kendle Shares" has the meaning set forth in ss.2(b) below.

     "Knowledge" means knowledge after reasonable investigation.

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including (without limitation) any liability for Taxes.

     "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

     "Most Recent Financial Statements" has the meaning set forth in ss.4(g) below.

     "Most Recent Fiscal Month End" has the meaning set forth in ss.4(g) below.

     "Most Recent Fiscal Year End" has the meaning set forth in ss.4(g) below.

     "Multiemployer Plan" has the meaning set forth in ERISA ss.3(37).

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" has the meaning set forth in the preface above.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Permitted Pre-Closing Bonuses" means bonuses paid by ACER prior to the Closing in accordance with ACER's existing bonus plan and prior practices (both as to procedures and as to amounts). Permitted Pre-Closing Bonuses shall also include Special Bonuses.

     "Permitted   Pre-Closing   Distribution"  has  the  meaning  set  forth  in
ss.4(h)(xiii) below.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Process Agent" has the meaning set forth in ss.11(p) below.

     "Prohibited Transaction" has the meaning set forth in ERISA ss.406 and Code ss.4975.

     "Purchase Price" has the meaning set forth in ss.2(b) below.

     "Registration Rights Agreement" has the meaning set forth in ss.3(a)(v) below.

     "Release" has the meaning set forth in ss.7(a)(viii) below.

     "Reportable Event" has the meaning set forth in ERISA ss.4043.

     "Requisite Sellers" means TYL, JCL and Minor.

     "SEC" has the meaning set forth in ss.3(b)(v) below.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Seller" has the meaning set forth in the preface above.

     "Special Bonuses" means special cash bonuses up to an aggregate Eight Hundred Fifty Thousand Dollars ($850,000) to certain key ACER employees and in amounts identified by ACER (and reasonably acceptable to Kendle, approval not to be unreasonably withheld or delayed); provided, however, that Seller shall either contribute additional capital to ACER prior to the Closing in an amount, or reduce the Permitted Pre-Closing Distribution by an amount, equal to the amount of the Special Bonuses plus all payroll and other taxes or expenses ACER will incur as a result or in connection with the payment of the Special Bonuses..

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Survey" has the meaning set forth in ss.5(i) below.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Escrow Fund" has the meaning set forth in ss.2(b) below.

     "Tax Escrow Shares" has the meaning set forth in ss.2(b) below.

     "Tax Liability" has the meaning set forth in ss.4(k)(vii).

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Third Party Claim" has the meaning set forth in ss.8(d) below.

     2. Purchase and Sale of ACER Shares.

               (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, Kendle agrees to purchase from each of the Sellers, and each of the Sellers agrees to sell to Kendle, all of his, her or its ACER Shares for the consideration specified below in this ss.2.

               (b) Purchase Price.   At  the  Closing,  the  Buyer shall pay the
Sellers  a  purchase  price of  Thirty  Million  Dollars  ($30,000,000.00)  (the
"Purchase Price"), Eleven Million Two Hundred Eighty Thousand Dollars ($11,280,000) of which shall be paid in cash at the Closing (the "Cash Closing Payment"), Two Million Eight Hundred Twenty Thousand Dollars ($2,820,000) of which shall be paid in cash to The Fifth Third Bank, as escrow agent under the Escrow Agreement (which shall be in the form of Exhibit 2(b) hereto) (the "Cash Escrow Amount"), Ten Million Seven Hundred Twenty Thousand Dollars ($10,720,000) of which shall be paid to Sellers in shares of Kendle common stock, no par value ("Kendle Shares"), valued at Sixteen and 10/100 Dollars ($16.10) per share (the "Market Value") ("Closing Shares"), Two Million Dollars ($2,000,000) of which shall be paid to The Fifth Third Bank, as escrow agent under the Escrow Agreement, in Kendle Shares valued at the Market Value ("General Escrow Shares"), and Three Million One Hundred Eighty Thousand Dollars ($3,180,000) of which shall be paid to The Fifth Third Bank, as escrow agent under the Escrow Agreement, in Kendle Shares valued at the Market Value ("Tax Escrow Shares") (the Closing Shares, the General Escrow Shares and the Tax Escrow Shares
collectively, the "Kendle Share Consideration"). Pursuant to the Escrow Agreement, a portion of the Tax Escrow Shares may become General Escrow Shares. The Purchase Price paid to each Seller shall be as set forth in Schedule I hereto.

               (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Keating, Muething & Klekamp, PLL, 1800 Provident Tower, One East Fourth Street, Cincinnati, Ohio 45202, commencing at 9:00 a.m., local time, on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as Kendle and the Requisite Sellers may mutually determine (the "Closing Date").

               (d) Deliveries at the Closing. At the Closing, (i) the Sellers will deliver to Kendle the various certificates, instruments and documents referred to in ss.7(a) below, (ii) Kendle will deliver to the Sellers the various certificates, instruments and documents referred to in ss.7(b) below,
(iii) each of the Sellers will deliver to Kendle stock certificates representing all of his, hers or its ACER Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) Kendle will deliver to the Sellers the consideration specified in ss.2(b) above.

     3. Representations and Warranties Concerning the Transaction.

               (a) Representations and Warranties of the Sellers. Each of the Sellers represents and warrants to Kendle that the statements contained in this ss.3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3(a)) with respect to himself, herself or itself (but not with respect to any other Seller).

                      (i) Organization of Certain Sellers. If the Seller is a trust, the Seller is organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

                      (ii) Authorization of Transaction. The Seller has full power and authority (including, if the Seller is a trust, full trust power and authority) to execute and deliver this Agreement and to perform his, her or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                      (iii)  Noncontravention.  Neither  the  execution  and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or, if the Seller is a trust, any provision of its organizational documents or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which he, she or it is bound or to which any of his, her or its assets is subject.

                      (iv) Brokers' Fees. Other than liability or obligation to KPMG/Century Capital Associates (which shall be the liability of the Sellers and not of ACER or of Kendle), the Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Kendle could become liable or obligated.

                      (v) Investment. Each Seller receiving Kendle Share Consideration (A) understands that Kendle Share Consideration has not been, and will not be, registered under the Securities Act, or under any state securities laws, other than subsequent to the Closing pursuant to the terms and conditions set forth in the Registration Rights Agreement among Kendle and certain Sellers to be executed and delivered at Closing in the form of Exhibit 7(b)(vi) hereto (the "Registration Rights Agreement"), and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring Kendle Shares solely for his or her own account for investment purposes, and not with a view to the distribution thereof,
        (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning Kendle and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding Kendle Shares, (E) is able to bear the economic risk and lack of liquidity inherent in holding Kendle Shares, and (F) with respect to TYL and JCL only, is an Accredited Investor for the reasons set forth on Annex I.

                      (vi) ACER Shares. The Seller holds of record and owns beneficially the number of ACER Shares set forth next to his, her or its name in ss.4(b) of the Disclosure Schedule, free and clear of any Encumbrances other than restrictions on transfer imposed by federal and state securities laws and regulations). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of ACER.

               (b) Representations and Warranties of Kendle. Kendle represents and warrants to the Sellers that the statements contained in this ss.3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3(b)).

                      (i) Organization of Kendle. Kendle is a corporation organized, validly existing and in good standing under the laws of the State of Ohio.

                      (ii) Authorization of Transaction. Kendle has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Kendle, enforceable in accordance with its terms and conditions. Assuming the truth and correctness of the Seller's statements in ss.3(a)(v) of this Agreement, Kendle need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                      (iii)  Noncontravention.  Neither  the  execution  and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Kendle is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which Kendle is a party or by which it is bound or to which any of its assets is subject.

                      (iv) Capitalization. Kendle's authorized equity securities consist of Fifteen Million (15,000,000) shares of common stock, no par value per share, and One Hundred Thousand (100,000) shares of undesignated preferred stock, no par value per share. As of September 30, 1997, Seven Million Five Hundred Fifty Two Thousand Five Hundred Sixty Seven (7,552,567) shares of common stock were issued and outstanding and no shares of undesignated preferred stock were issued and outstanding. The Kendle Shares to be received by certain Sellers in connection with the transactions contemplated hereby will be duly authorized, validly issued, fully paid and non-assessable shares of common stock free and clear of any and all Encumbrances other than restrictions on transfer imposed by federal and state securities laws and regulations.

                      (v) SEC Reports. Kendle has timely filed with the Securities and Exchange Commission ("SEC") all materials and documents required to be filed by it under the Securities Exchange Act of 1934 (the "Exchange Act"). All the materials and documents filed with the SEC by Buyer since July 2, 1997, including its initial Registration Statement on Form S-1, are hereinafter referred to as the "Kendle SEC Reports." Section 3(b) of the Disclosure Schedule lists all the Kendle SEC Reports filed on or prior to the date of this Agreement. The Kendle SEC Reports, copies of which have been delivered to the Sellers, are true and correct in all material respects, including the financial statements and other financial information contained therein, and do not omit to state any material fact necessary to make the statements in such Kendle SEC Reports, in light of the circumstances in which they were made, not misleading. The financial statements included in the Kendle SEC Reports fairly present in all material respects the financial condition and the results of operations, changes in stockholders' equity and cash flow of Kendle and its subsidiaries as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. Since the date of the most recent Kendle SEC Report, there has been no Kendle Material Adverse Change.

                      (vi) Brokers' Fees. Kendle has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

                      (vii) Investment. Kendle is not acquiring ACER Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

     4. Representations and Warranties Concerning ACER. The Requisite Sellers, jointly and severally, represent and warrant to Kendle that the statements contained in this ss.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.4), except as set forth in the Disclosure Schedule.

               (a) Organization, Qualification, and Corporate Power. ACER is a corporation organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. ACER is duly authorized to conduct business and is in good standing under the laws of each jurisdiction set forth in ss.4(a) of the Disclosure Schedule and the failure to so qualify in any other jurisdiction will not result in an ACER Material Adverse Change. ACER has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Section 4(a) of the Disclosure Schedule lists the directors and officers of ACER. The Sellers have delivered to Kendle correct and complete copies of the charter and bylaws of ACER (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors and any committees of the board of directors), the stock certificate books and the stock record books of ACER are correct and complete. ACER is not in default under or in violation of any provision of its charter or bylaws.

               (b) Capitalization. The authorized capital stock of ACER consists of Five Thousand (5,000) ACER Shares, of which Four Thousand Four Hundred

Forty-Four (4,444)ACER Shares are issued and outstanding and no (0) ACER Shares are held in treasury. All of the issued and outstanding ACER Shares have been duly authorized, are validly issued, fully paid and nonassessable, and are held of record and beneficially by the respective Sellers as set forth in ss.4(b) of the Disclosure Schedule. Except as set forth in ss.4(b) of the Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require ACER to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to ACER. ACER is not a party to any voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of ACER.

               (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which ACER is subject or any provision of the charter or bylaws of ACER or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license instrument to which ACER is a party or by which it is bound or to which any of its assets is subject; or (iii) result in the imposition of any Security Interest upon any of its assets. ACER does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

               (d) Brokers' Fees. ACER has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

               (e) Title to Assets. ACER has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, excepting only properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet and certain other properties and assets involving in the aggregate more than Twenty Five Thousand Dollars ($25,000.00) disposed of other than in the Ordinary Course of Business as disclosed on the Disclosure Schedule.

               (f) Subsidiaries. ACER has no Subsidiaries. Section 4(f) of the Disclosure Schedule sets forth the name and jurisdiction of incorporation or organization of each corporation or other entity in which ACER has a direct or indirect equity or ownership interest in any business and the number of (and percentage of outstanding) shares or other interests owned by ACER. All of such shares or other interests are owned free and clear of any Encumbrances other than restrictions on transfer imposed by foreign, federal and state securities laws and regulations and such shares or other interests are duly authorized, validly issued, fully paid and non-assessable and do not subject the holder thereof to further liability for capital contributions. Each corporation or other entity listed on ss.4(f) of the Disclosure Schedule validly exists, has been duly incorporated or organized under applicable law and is in good standing (or the local law equivalent). To the knowledge of the Requisite Sellers, each such corporation or other entity has full corporate or other power and authority and possesses all licenses, permits and authorizations necessary for it to carry on the business in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. ACER is not party to any voting trusts, proxies or other agreements or understandings with respect to the voting trusts, proxies, or other agreements or understandings with respect to the voting or capital stock of any such corporation or entity. Prior to Closing, the Requisite Sellers shall deliver to Kendle: (A) true, complete and correct copies of the charter or other organizational documents of each corporation or other entity listed on ss.4(f) of the Disclosure Schedule; and
(B) copies of all material financial information with respect to such corporations or other entities in the possession of or under the control of the Requisite Sellers.

               (g) Financial Statements. Attached hereto as Exhibit 4(g) are the following financial statements (collectively the "Financial Statements"): (i) unaudited balance sheets and statements of income, changes in stockholders' equity and cash flow for ACER as of and for the fiscal years ended December 31, 1994 and December 31, 1995; (ii) audited balance sheets and statements of income, changes in stockholders' equity and cash flow for ACER for the fiscal year ended December 31, 1996 (the "Most Recent Fiscal Year End"); and (iii) audited balance sheets and statements of income, changes in stockholders' equity and cash flow (the "Most Recent Financial Statements") as of and for the nine
(9) months ended September 30, 1997 (the "Most Recent Fiscal Month End") for ACER. The Financial Statements for the fiscal year ended December 31, 1996 and the Most Recent Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly in all material respects the financial condition of ACER as of such dates and the results of operations of ACER for such periods and are consistent with the books and records of ACER; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items. The work in progress line items reflected on the Financial Statements for the fiscal year ended December 31, 1996 and on the Most Recent Financial Statements or on the accounting records of ACER as of the Closing accurately allocate or will accurately allocate income and costs, at historical cost, to bona fide projects conducted for unaffiliated parties for the periods to which such Financial Statements or accounting records pertain and make adequate provision for any expected losses on such projects.

               (h) Events Subsequent to Most Recent Fiscal Year End. Except as set forth in ss.4(h) of the Disclosure Schedule, since September 30, 1997, there has not been any ACER Material Adverse Change. Without limiting the generality of the foregoing, since that date:

                      (i) ACER has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, involving in the aggregate more than Twenty Five Thousand Dollars ($25,000.00) other than for a fair consideration in the Ordinary Course of Business;

                      (ii) other than agreements and contracts with customers, as to which Five Hundred Thousand Dollars ($500,000) shall be the disclosure threshold for ss.4(h) of the Disclosure Schedule, ACER has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than Twenty Five Thousand Dollars ($25,000) or outside the Ordinary Course of Business;

                      (iii) no party (including ACER) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than Twenty Five Thousand Dollars ($25,000) to which ACER is a party or by which it is bound;

                      (iv) ACER has not imposed or permitted to be imposed any Security Interest upon any of its assets, tangible or intangible;

                      (v) ACER has not made any capital expenditure (or series of related capital expenditures) either involving more than Twenty Five Thousand Dollars ($25,000) or outside the Ordinary Course of Business;

                      (vi) ACER has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than Twenty Five Thousand Dollars ($25,000) or outside the Ordinary Course of Business;

                      (vii) ACER has not issued any Share, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than Twenty Five Thousand Dollars ($25,000) singly or Twenty Five Thousand Dollars ($25,000) in the aggregate;

                      (viii) ACER has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                      (ix) ACER has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than Twenty Five Thousand Dollars ($25,000) or outside the Ordinary Course of Business;

                      (x) ACER has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                      (xi) there has been no change made or authorized in the charter or bylaws of ACER;


                      (xii) other than distributions to the Sellers, or any of them, however characterized (excluding equalizing distributions in the aggregate amount of Forty-Five Thousand Five Hundred Ninety-Two and 00/100 Dollars ($45,592.00) and distributions in the form of customary compensation, but including the sum of approximately Two Hundred

        Seventy Five Thousand Dollars ($275,000) paid to TYL) prior to the Closing not to exceed Two Million Eight Hundred Fifty Thousand Dollars ($2,850,000), hereby expressly permitted (the "Permitted Pre-Closing Distribution"), ACER has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                      (xiii) ACER has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property in excess of Twenty Five Thousand Dollars ($25,000);

                      (xiv) ACER has not made any loan (that will remain outstanding on the Closing Date) to or with any of its directors, officers, and employees outside the Ordinary Course of Business;

                      (xv) ACER has not entered into any employment contract or collective bargaining agreement, written or oral, or changed or modified the terms of any existing such contract or agreement;

                      (xvi) other than the Permitted Pre-Closing Bonuses and the Permitted Pre-Closing Distribution, ACER has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                      (xvii) ACER has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                      (xviii)ACER has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                      (xix) there has not been any other material occurrence, event or transaction outside the Ordinary Course of Business; and,

                      (xx) ACER has not committed to any of the foregoing.

               (i) Undisclosed Liabilities. ACER has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), that individually or in the aggregate is material to the results of operations or the financial or other condition of ACER except for (i) Liabilities reflected or reserved against on the Most Recent Balance Sheet or described on ss.4(i) of the Disclosure Schedule or in the notes to the Most
Recent Financial Statements; or (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of or was caused by any breach by ACER of any contract or warranty, by any ACER tort or infringement or by any violation of law by
ACER).

               (j) Legal Compliance. ACER has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where such failure to comply would not, individually or in the aggregate, have an ACER Material Adverse Effect; and to the Knowledge of the Requisite Sellers, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any such failure to comply.

               (k)    Tax Matters.

                      (i) ACER has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by ACER (whether or not shown on any Tax Return) have been paid. ACER is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where ACER does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of ACER that arose in connection with any failure (or alleged failure) to pay any Tax.

                      (ii) ACER has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                      (iii) No Seller or director or officer (or employee responsible for Tax matters) of ACER expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of ACER either
        (A) claimed or raised by any authority in writing or (B) as to which any of the Sellers and the directors and officers (and employees responsible for Tax matters) of ACER has Knowledge based upon personal contact with any agent of such authority. ss.4(k) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to ACER (including Tax Returns filed by a Seller relating to ACER activities) for taxable periods ended on or after December 31, 1995, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Sellers have delivered to Kendle correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by ACER since December 31, 1995.

                      (iv) ACER has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                      (v) ACER has not filed a consent under Code ss.341(f) concerning collapsible corporations. ACER has not made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code ss.280G. ACER has not been a United
        States real property holding corporation within the meaning of Code ss.897(c)(2)
        during the applicable period specified in Code ss.897(c)(1)(A)(ii). ACER has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code ss.6662. ACER is not a party to any Tax allocation or sharing agreement. ACER (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was ACER) or (B) does not have any Liability for the Taxes of any Person (other than of ACER) under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                      (vi) ACER has maintained its status as a "small business corporation" within the meaning of Code ss. 1361(b) and any comparable provisions of state or local law at all times since the effective date of the election of such status, January 3, 1989. The validity of the election of "S Corporation" status has not been challenged by the Internal Revenue Service nor is there any Basis for such a challenge. Since January 3, 1989, except as set forth in ss. 4(k) of the Disclosure Schedule, ACER has not been taxed other than as a "small business corporation."

                      (vii) No tax authority in any jurisdiction in which ACER do not file Tax Returns has made or asserted a claim that ACER (or any Seller) is subject to taxation in that jurisdiction based on the activities of ACER.

                      (viii) ACER has not agreed to, and is not required to include in its income, any adjustment pursuant to Code ss. 481(c) (or comparable provisions of any state or local law) by reason of a change in accounting method or otherwise.

                      (ix) The unpaid Taxes of ACER (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (including any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (including any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of ACER in filing their Tax Returns.

                      (x) The facts stated in the private letter ruling request (the "Ruling Request") filed by Sellers with the Internal Revenue Service ("IRS") with respect to the possible inadvertent termination of ACER's "small business corporation" or Subchapter S status are true, complete and correct in all material respects and the Ruling Request was duly filed with the IRS on February 11, 1998.

               (l)    Real Property.

                      (i)    ACER owns no real property.

                      (ii) ss.4(l)(ii) of the Disclosure Schedule lists all real property leased or subleased to any of ACER. The Sellers have delivered to Kendle correct and complete copies of the leases and subleases listed in ss.4(l)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in ss.4(l)(ii) of the Disclosure Schedule:

                             (A) to the Knowledge of the Requisite Sellers,  the
               lease or sublease is in full force and effect and will continue to be in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                             (B) no party to the lease or sublease is in material breach or material default or has repudiated such lease or sublease, and no event has occurred which, with notice or lapse of time, would constitute a material breach or material default or permit termination, modification, or acceleration thereunder;

                             (C) ACER has not assigned,  transferred,  conveyed,
               mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                             (D) all facilities  leased or subleased  thereunder
               are supplied with utilities and other services and have all licenses and permits that are material for the operation of ACER's business as presently conducted thereat and as presently proposed to be conducted thereat; and

                             (E) to the Knowledge of the Requisite Sellers,  the
               owner of each facility leased or subleased to ACER has good and marketable title to the parcel of real property free and clear of any Security Interest other than Security Interests that do not materially impair ACER's use of such facility.

               (m)    Intellectual Property.

                      (i) ACER owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property that is material to the operation of the businesses of ACER as presently conducted and as presently proposed to be conducted. Except as set forth on ss.4(m) of the Disclosure Schedule, each such material item of Intellectual Property will be owned or available for use by ACER on identical terms and conditions immediately subsequent to the Closing hereunder.

                      (ii) None of the Requisite Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of ACER has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of ACER must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Requisite Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of ACER, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of ACER.

                      (iii) ss.4(m)(iii) of the Disclosure  Schedule  identifies each patent or registration which has been issued to ACER with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which ACER has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which ACER has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Requisite Sellers have delivered to Kendle correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to Kendle correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. ss.4(m)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by ACER in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in ss.4(m)(iii) of the Disclosure Schedule:

                             (A) ACER has all right,  title, and interest in and
               to the item, free and clear of any Security Interest, license, or other restriction;

                             (B) the  item  is not  subject  to any  outstanding
               injunction, judgment, order, decree, ruling, or charge;

                             (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Requisite Sellers and the
               directors and officers (and employees with responsibility for Intellectual Property matters) of ACER, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                             (D) ACER has not agreed to indemnify any Person for
               or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                      (iv) ss.4(m)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that ACER uses pursuant to license, sublicense, agreement, or permission. The Requisite Sellers have delivered to Kendle correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in ss.4(m)(iv) of the Disclosure Schedule:

                             (A) to the Knowledge of the Requisite Sellers,  the
               license, sublicense, agreement, or permission covering the item is in full force and effect and will continue to be in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above);

                             (B) to the Knowledge of the Requisite  Sellers,  no
               party to the license, sublicense, agreement, or permission is in material breach or material default or has repudiated such license, sublicense, agreement or permission, and no event has occurred which with notice or lapse of time would constitute a material breach or material default or permit termination, modification, or acceleration thereunder;

                             (C) the underlying item of Intellectual Property is
               not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                             (D) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Requisite Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of ACER, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                             (E) ACER has not granted any  sublicense or similar
               right with respect to the license, sublicense, agreement, or permission.

                      (v) To the Knowledge of any of the Requisite Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of ACER, ACER will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

                      (vi) To the Knowledge of the Requisite Sellers, the information contained in memorandum on "Year 2000" issues previously delivered to Kendle, is true, complete and correct in all material respects.

               (n) Tangible Assets. ACER owns or leases all facilities, machinery, equipment, and other tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

               (o) Contracts. ss.4(o) of the Disclosure Schedule lists the following contracts and other agreements to which ACER is a party:

                      (i) any agreement (or group of related agreements) for the lease of personal property (other than capitalized lease obligations) to or from any Person providing for lease payments in excess of Twenty Five Thousand Dollars ($25,000) per annum;

                      (ii) other than agreements and contracts with customers, as to which One Million Dollars ($1,000,000) shall be the disclosure threshold for ss. 4(o) of the Disclosure Schedule, any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to ACER, or involve consideration in excess of Twenty Five Thousand Dollars ($25,000);

                      (iii) any agreement concerning a partnership or joint venture;

                      (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of Twenty Five Thousand Dollars ($25,000);

                      (v)   any   agreement   concerning    confidentiality   or
        noncompetition other than standard provisions in contracts with ACER's customers;

                      (vi) any agreement with any of the Sellers and their Affiliates (other than ACER);

                      (vii) any profit sharing, stock option, stock purchase, phantom stock, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

                      (viii) any collective bargaining agreement;

                      (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of Twenty Five Thousand Dollars ($25,000) or providing severance benefits in excess of Twenty Five Thousand Dollars ($25,000);

                      (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                      (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of ACER; or

                      (xii) other than agreements or contracts with customers, any other agreement (or group of related agreements) the performance of which involves consideration in excess of Twenty Five Thousand Dollars ($25,000).

The Requisite Sellers have delivered to Kendle a correct and complete copy of each written agreement listed in ss.4(o) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in ss.4(o) of the Disclosure Schedule. With respect to each such agreement: (A) to the Knowledge of the Requisite Sellers, the agreement is in full force and effect; (B) to the Knowledge of the Requisite Sellers, the agreement will continue to be in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) to the Knowledge of the Requisite Sellers, no party is in material breach or material default, and no event has occurred which with notice or lapse of time would constitute a material breach or material default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement. Except as listed on ss.4(o) of the Disclosure Schedule, ACER is not a party to any contract or agreement, relating to provision by ACER of services, with any federal, state or local government, governmental agency or other governmental authority.

               (p) Notes and Accounts Receivable. All notes and all accounts receivable of ACER are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of ACER.

               (q) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of ACER.

               (r) Insurance. ss.4(r) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which ACER has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past five (5) years:

                      (i)  the name, address, and telephone number of the agent;

                      (ii)   the   name  of  the   insurer,   the  name  of  the
        policyholder, and the name of each covered insured;

                      (iii)  the policy number and the period of coverage;

                      (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                      (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) to the Knowledge of the Requisite Sellers, the policy is in full force and effect; (B) to the Knowledge of the Requisite Sellers, the policy will continue to be in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) to the Knowledge of the Requisite Sellers, neither ACER nor any other party to the policy is in material breach or material default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or material default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. ACER has been covered during the past five
(5) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 4(r) of the Disclosure Schedule describes any self-insurance arrangements affecting ACER.

               (s) Litigation. Section 4(s) of the Disclosure Schedule sets forth each instance in which ACER, or, to the Knowledge of the Requisite Sellers, ACERWITS or TMP (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or , to the Knowledge of any of the Requisite Sellers and the directors and officers (and employees with responsibility for litigation matters) of ACER, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in ss.4(s) of the Disclosure
Schedule is likely, if adversely determined, to result in any ACER Material Adverse Change. None of the Requisite Sellers and the directors and officers (and employees with responsibility for litigation matters) of ACER has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against any of ACER, ACERWITS or TMP.

               (t)    Employee Benefits.

                      (i) ss.4(t) of the Disclosure Schedule lists each Employee Benefit Plan that ACER maintains or to which ACER contributes or has any obligation to contribute.

                             (A) Each  such  Employee  Benefit  Plan  (and  each
               related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                             (B) All required reports and descriptions (including Form 5500 Annual Reports, summary annual reports, PBGC-1's, and summary plan descriptions) have been timely filed and distributed appropriately with respect to each such Employee Benefit Plan. The requirements of COBRA have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                             (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of ACER. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                             (D) Each such  Employee  Benefit  Plan  which is an
               Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code ss.401(a), has received, within the last two years, a favorable determination letter from the Internal Revenue Service that it is a "qualified plan," and Seller is not aware of any facts or circumstances that could result in the revocation of such determination letter.

                             (E) The  market  value of  assets  under  each such
               Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                             (F) The Requisite  Sellers have delivered to Kendle
               correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                      (ii) With respect to each Employee Benefit Plan that any of ACER and any ERISA Affiliate maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                             (A) No  such  Employee  Benefit  Plan  which  is an
               Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer
               Plan) has been instituted or , to the Knowledge of any of the Requisite Sellers and the directors and officers (and employees with responsibility for employee benefits matters) of ACER, threatened.

                             (B) There have been no Prohibited Transactions with
               respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or , to the Knowledge of any of the Requisite Sellers and the directors and officers (and employees with responsibility for employee benefits matters) of ACER, threatened. None of the Requisite Sellers and the directors and officers (and employees with responsibility for employee benefits matters) of ACER has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

                             (C) ACER has not incurred, and none of the Requisite Sellers and the directors and officers (and employees with responsibility for employee benefits matters) of ACER has any reason to expect that ACER will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability as defined in ERISA ss.4201) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                      (iii) None of ACER and the other members of the Controlled Group that includes ACER contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal liability as defined in ERISA ss.4201) under any Multiemployer Plan.

                      (iv) ACER does not maintain or ever has maintained and does not contribute, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with COBRA).

               (u) Guaranties. ACER is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

               (v)    Environmental, Health, and Safety Matters.

        Except as disclosed in ss.4(v) of the Disclosure Schedule:

               (i) Hazardous Materials have not at any time been generated, used, treated or stored by ACER in violation in any material respect of any applicable Environmental Law, or in any way which will hereafter require material remedial action under any applicable Environmental law, and ACER has not received any notice of any such violation with respect to Hazardous Materials;

               (ii) to the Knowledge of the Requisite Sellers, there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any property owned or leased by ACER, or into the environment surrounding any such property, of Hazardous materials, other than releases permissible under applicable Law or allowable under applicable permits;

               (iii) ACER, its operations and any property owned by it are in compliance in all material respects with (i) all applicable Environmental Laws, and (ii) the requirements of any permits issued under such laws; and

               (iv) there are no pending or threatened claims against ACER or any property owned or leased by it relating to Hazardous Materials or environmental matters.

None of the circumstances, conditions or occurrences disclosed in ss.4(v) of the Disclosure Schedule or reflected in the Financial Statements involves or will result in any material liability on the part of ACER.

               (w) Certain Business Relationships with ACER. Except as contemplated or permitted by this Agreement, disclosed in ss.4(w) of the Disclosure Statement or reflected in the Financial Statements, none of the Sellers is involved in any business arrangement or relationship with ACER and none of the Sellers owns any material asset, tangible or intangible, which is used in the business of ACER.

               (x) Disclosure. The representations and warranties contained in this ss.4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this ss.4, in light of the circumstances under which they were made, not misleading.

        5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

               (a) General.  Each of the Parties will use his or its  reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ss.7 below).

               (b) Notices and Consents. The Requisite Sellers will cause each of ACER to give any notices to third parties, and will cause ACER to use its reasonable best efforts to obtain any third party consents, that Kendle reasonably may request in connection with the matters referred to in ss.4(c) above. Each of the Parties will (and the Requisite Sellers will cause ACER to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in ss.3(a)(ii), ss.3(b)(ii), and ss.4(c) above.

               (c) Operation of Business. The Requisite Sellers will not cause or permit ACER to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business without prior notification to and the consent of Kendle (which consent shall not be unreasonably withheld or delayed). Without limiting the generality of the foregoing, the Sellers will not cause or permit ACER to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock other than the Permitted Pre-Closing

Distribution, or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in ss.4(h) above.

               (d) Preservation of Business. The Requisite Sellers shall use their best efforts to cause ACER to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions and relationships with lessors, licensors, suppliers, customers and employees.

               (e) Full Access. Each of the Requisite Sellers will permit, and the Requisite Sellers will cause ACER to permit, representatives of Kendle to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of ACER, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to ACER.

               (f) Notice of Developments. The Requisite Sellers will give prompt written notice to Kendle of any material adverse development causing a breach of any of the representations and warranties in ss.4 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his, her or its own representations and warranties in ss.3 above.

               (g) Exclusivity. Until March 31, 1998, none of the Sellers will (and the Sellers will not cause or permit ACER or any of the Seller's agents or representatives to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of ACER (including any acquisition structured as a merger, consolidation or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. None of the Sellers will vote their ACER Shares in favor of any such acquisition structured as a merger, consolidation or share exchange. The Sellers will notify Kendle immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing. If any of the Sellers or ACER violate the covenants set forth in this ss. 5(g), or if, after this Agreement has been executed, the Sellers are obligated to consummate the transactions contemplated and Sellers fail to do so, in either event, ACER and the Requisite Sellers, jointly and severally, shall: (i) pay Kendle, as liquidated damages, an amount equal to Four Percent (4%) of the Purchase Price; and (ii) reimburse Kendle for all out-of-pocket expenses (including attorneys' and accountants' fees) Kendle incurs in connection with the transaction contemplated hereby; provided, however, that this reimbursement amount shall not exceed Two Hundred Fifty Thousand Dollars ($250,000).

        6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

               (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under ss.8 below). The Sellers acknowledge and agree that, from and after the Closing, Kendle will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort within the possession of, or under the control of, any Seller or ACER, relating to ACER (other than such documents, books, records (including Tax records), agreements and financial data that solely relate to one or more Sellers personally).

               (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving ACER, each of the other Parties will cooperate with him, her or it and his, her or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under ss.8 below).

               (c) Transition. None of the Sellers will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of ACER from maintaining the same business relationships with ACER after the Closing as it maintained with ACER prior to the Closing. Each of the Sellers will refer all customer inquiries relating to the businesses of ACER to Kendle from and after the Closing.

               (d) Confidentiality. Each of the Sellers will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information (other than Confidential Information that solely relates to the Seller personally) except in connection with this Agreement or the business of ACER and will deliver promptly to Kendle or destroy, at the request of Kendle, all copies of the Confidential Information which are in his, her or its possession. In the event that any of the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller will notify Kendle promptly of the request or requirement so that Kendle may seek an appropriate protective order or waive compliance with the provisions of this ss.6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, Seller is compelled to disclose such Confidential Information, Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use his, her or its reasonable best efforts to obtain, at the reasonable request of Kendle, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Kendle shall designate.

               (e) Kendle Shares. Each Requisite Seller hereby covenants and agrees that, without the prior written consent of Kendle, he, she or it may not sell, assign, convey or otherwise transfer any of the Kendle Shares received hereunder during a period of one hundred eighty (180) days beginning on the Closing Date ("Lockout Period"); provided, however, that if registration rights under the Registration Rights Agreement are available during the Lockout Period, TYL, JCL and Minor may each sell up to five percent (5%) of the Kendle Shares respectively received by TYL, JCL and Minor pursuant to the Registration Rights Agreement. Each Kendle Share will be imprinted with a legend substantially in the following form:

        The shares evidenced by this certificate were originally issued on February 11, 1998, and has not been registered under the Securities Act of 1933, as amended. The transfer of the shares evidenced by this certificate is subject to the restrictions set forth in Section 6(c) of the Stock Purchase Agreement dated February 11, 1998. The issuer of the shares evidenced by this certificate will furnish a copy of these provisions to the holder hereof without charge upon written request.

Each holder  desiring to transfer a Kendle Share first must furnish  Kendle with
(i) a written opinion reasonably satisfactory to Kendle in form and substance from counsel reasonably satisfactory to Kendle by reason of experience to the effect that the holder may transfer Kendle Share as desired without registration under the Securities Act and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to Kendle in form and substance agreeing to be bound by the restrictions on transfer contained herein.

        (f) Operational Issues. Following the Closing, Kendle will not implement "hoteling" in the ACER offices until it has evaluated the effectiveness of such program in its domestic non-ACER offices for at least six (6) months following the Closing.

        7.     Conditions to Obligation to Close.

               (a) Conditions to Obligation of Kendle. The obligation of Kendle to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                      (i) the representations and warranties set forth in ss.3(a) and ss.4 above shall be true and correct in all material respects (other than representations and warranties having materiality qualifiers, which shall be true and correct in all respects) at and as of the Closing Date;

                      (ii) the Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

                      (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of Kendle to own ACER Shares Shares and to control ACER, or (D) affect adversely the right of ACER to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                      (iv)  the  Sellers  shall  have   delivered  to  Kendle  a
          certificate to the effect that each of the conditions specified above in ss.7(a)(i)-(iv) is satisfied in all respects;

                      (v) Kendle shall have determined that the lives of TYL and Minor are insurable on a term policy basis at standard rates for Twenty Million Dollars ($20,000,000), for TYL, and for Five Million Dollars ($5,000,000), for Minor, and TYL and Minor shall have cooperated with Kendle in applying for such insurance coverages;

                      (vi) Kendle's bank creditors shall have given their written consent to the transaction contemplated by this Agreement;

                      (vii) TYL, Minor, Kathleen Mansfield ("KM") and such other employees of ACER as Kendle determines to be necessary and advisable shall have entered into Employment Agreements substantially in the form of Exhibit 7(a)(vii) hereto (the "Employment Agreements");

                      (viii) each of the Sellers, other than the Trust, shall have executed and delivered releases in the form of Exhibit 7(a)(viii) hereto (the "Releases");

                      (ix) each of the Requisite Sellers shall have executed and delivered Non-Competition and Non-Disclosure Covenants in the form of
        Exhibit 7(a)(ix) hereto (the "Covenants");

                      (x) Kendle shall have determined that the costs associated with pursuing or discontinuing ACER's business opportunities in the Peoples Republic of China or Taiwan will not adversely affect the financial condition of Kendle or ACER;

                      (xi) no material adverse change in the business, assets, liabilities, income, financial condition, operations, results of operations or business prospects of ACER ("ACER Material Adverse Change") shall have occurred; provided, however, if an ACER Material Adverse Change shall have occurred, Kendle and the Sellers shall negotiate in good faith with respect to a reasonable adjustment of the Purchase Price. If agreement is not reached with respect to such an adjustment, Kendle may terminate this Agreement for failure of a condition precedent. Notwithstanding the foregoing, ACER Material Adverse Change shall not include the Permitted Pre-Closing Distribution, the Permitted Pre-Closing Bonuses or any other items set forth expressly in this Agreement;

                      (xii) the Parties and ACER shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in ss.3(a)(ii), ss.3(b)(ii), and ss.4(c) above;

                      (xiii) Kendle shall have received from counsel to the Sellers an opinion in form and substance as set forth in Exhibit 7(a)(xiii) attached hereto, addressed to Kendle, and dated as of the Closing Date;

                      (xiv) Kendle shall have received the resignations, effective as of the Closing, of each director and officer of ACER other than those whom Kendle shall have specified in writing at least five business days prior to the Closing;

                      (xv) each of the Sellers shall have completed, executed and delivered to Kendle copies of Internal Revenue Code Form 8023-A;

                      (xvi) each of the Sellers shall have executed and delivered to Kendle an affidavit pursuant to ss. 1.1445-2(b)(2) of the Treasury Regulations: (A) stating that such Seller is not a
        "non-resident alien" for United States income tax purposes; and (B) setting forth that Seller's tax identification number and address;

                      (xvii) each of the Requisite Sellers shall have executed and delivered the Escrow Agreement; and,

                      (xviii)all   actions  to  be  taken  by  the   Sellers  in
        connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Kendle.

Kendle may waive any condition specified in this ss.7(a) if it executes a writing so stating at or prior to the Closing.

               (b) Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                      (i) the representations and warranties set forth in ss.3(b) above shall be true and correct in all material respects (other than representations and warranties having materiality qualifiers, which shall be true and correct in all respects) at and as of the Closing Date;

                      (ii) Kendle shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                      (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                      (iv)  Kendle  shall  have   delivered  to  the  Sellers  a
        certificate to the effect that each of the conditions specified above in ss.7(b)(i)-(iii) is satisfied in all respects;

                      (v) TYL, Minor and KM shall have entered into Employment Agreements with Kendle;

                      (vi)  Kendle  shall  have   executed  and   delivered  the
        Registration Rights Agreement in the form of Exhibit 7(b)(vi) hereto;

                      (vii) no material adverse change in the business, assets, liabilities, income, financial condition or business prospects of Kendle ("Kendle Material Adverse Change") shall have occurred since the date of the latest Kendle SEC Report; provided, however, that if a Kendle Material Adverse Change shall have occurred, the Seller and Kendle shall negotiate in good faith with respect to a reasonable adjustment to the Purchase Price. If agreement is not reached with respect to such an adjustment, the Sellers may terminate this Agreement for failure of a condition precedent;

                      (viii) Kendle shall have used its commercially reasonable best efforts to obtain releases of any personal guarantees the Sellers may have given for ACER Liabilities;

                      (ix)  the  Parties  and  ACER  shall  have   received  all
        authorizations, consents, and approvals of governments and governmental agencies referred to in ss.3(a)(ii), ss.3(b)(ii), and ss.4(c) above;

                      (x) the Sellers shall have received from counsel to Kendle an opinion in form and substance as set forth in Exhibit 7(b)(x) attached hereto, addressed to the Sellers, and dated as of the Closing Date;

                      (xi) Kendle and The Fifth Third Bank shall have executed and delivered the Escrow Agreement;

                      (xii)  TYL  shall  have  received  the  letter   agreement
        relating to his nomination and recommendation for membership on Kendle's Board of Directors; and,

                      (xiii)  all  actions  to be taken by Kendle in  connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Requisite Sellers.

The Requisite Sellers may waive any condition specified in this ss.7(b) if they execute a writing so stating at or prior to the Closing.

        8.     Remedies for Breaches of This Agreement.

               (a) Survival of Representations and Warranties. All of the representations and warranties of the Sellers contained in ss.4(a)-(j),
ss.4(l)-(u) and ss.4(w)-(x) above shall survive the Closing hereunder and continue in full force and effect through and until April 30, 2000. All of the other representations and warranties of the Parties contained in this Agreement (including the representations and warranties of the Sellers contained in ss.3(a), ss.4(k) and ss.4(v) above) shall survive the Closing and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

               (b)    Indemnification Provisions for Benefit of Kendle.

                      (i) In the event any of the Sellers breaches (or in the event any third party alleges facts that, if true, would mean any of the Sellers has breached) any of their representations, warranties, and covenants contained herein (other than the covenants in ss.2(a) above and the representations and warranties in ss.3(a) above), and, if there is an applicable survival period pursuant to ss.8(a) above, provided that Kendle makes a written claim for indemnification against any of the Sellers pursuant to ss.11(h) below within such survival period, then each of the Requisite Sellers agrees, on a joint and several basis, to indemnify Kendle from and against the entirety of any Adverse Consequences Kendle may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Kendle may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                      (ii) In the event any of the Sellers breaches (or in the event any third party alleges facts that, if true, would mean any of the Sellers has breached) any of his, her or its covenants in ss.2(a) above or any of his, her or its representations and warranties in ss.3(a) above, and, if there is an applicable survival period pursuant to ss.8(a) above, provided that Kendle makes a written claim for indemnification against the Seller pursuant to ss.11(h) below within such survival period, then the Seller agrees to indemnify Kendle from and against the entirety of any Adverse Consequences Kendle may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Kendle may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                      (iii) Each of the Requisite Sellers agrees, on a joint and several basis, to indemnify Kendle, on a dollar for dollar basis, from and against the entirety of any Adverse Consequences Kendle and/or ACER may suffer resulting from, arising out of, relating to, in the nature of, or caused by the payment of the Special Bonuses prior to the Closing (excepting only any compensatory charges to ACER's financial statements relating to the payment of the Special Bonuses), including (without limitation) any employment, payroll or withholding Taxes arising as a result of payment of the Special Bonuses.

                      (iv) Subject to the limitations set forth in the next following sentence, each of the Requisite Sellers, on a joint and several basis, agrees to indemnify Kendle, on a dollar for dollar basis, from and against the entirety of any Adverse Consequences Kendle and/or ACER may suffer resulting from, arising out of, relating to, in the nature of, or caused by the invalidity of the election by Sellers to have ACER taxed as a "small business corporation" or "S Corporation." Notwithstanding the foregoing or any other provisions of this Agreement to the contrary, the maximum aggregate liability with respect to Kendle's inability to make an advantageous election with respect to the transactions contemplated hereby under Section 338(h)(10) of the Code or for one-half (1/2) of the costs of adjustments under Section 481(a) of the Code shall be limited (as liquidated damages and not as a penalty) to Six Million Dollars ($6,000,000.00).

                      (v) Kendle may satisfy Seller's indemnification obligations by recourse to the escrow fund held by The Fifth Third Bank, as escrow agent, pursuant to the Escrow Agreement but recourse to that escrow fund shall not constitute Kendle's sole remedy or source for satisfaction of indemnification claims under this Agreement.

               (c) Indemnification Provisions for Benefit of the Sellers. In the event Kendle breaches any of its representations, warranties, and covenants contained herein (or in the event any third party alleges facts that, if true, would mean Kendle has breached), and, if there is an applicable survival period pursuant to ss.8(a) above, provided that any of the Sellers makes a written claim for indemnification against Kendle pursuant to ss.11(h) below within such survival period, then Kendle agrees to indemnify each of the Sellers from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach). Kendle shall also indemnify any Seller from and against the entirety of any Adverse Consequences such Seller may suffer as a result of any obligations or liability of ACER or any ACER Subsidiary (other than this Agreement) guaranteed by such Seller.

               (d)    Matters Involving Third Parties.

                      (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this ss.8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                      (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as
          (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the

          Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                      (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with ss.8(d)(ii) above,
          (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                      (iv) In the event any of the conditions in ss.8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this ss.8.

               (e) Determination of Adverse Consequences. The Parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this ss.8. All indemnification payments under this ss.8 shall be deemed adjustments to the Purchase Price.

               (f) Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy (including without limitation any such remedy arising under Environmental, Health, and Safety Requirements) any Party may have with respect to ACER or the transactions contemplated by this Agreement.

        9.     Tax Covenants.

               (a) Allocation of Purchase Price. The Purchase Price, liabilities of ACER (including, without limitation, any assumed debt) and other relevant items, shall be allocated among ACER's assets and the covenants in accordance with Code ss.338 and the regulations thereunder. Such allocation shall be set forth on a schedule which shall be prepared by Kendle and provided to the Sellers within one hundred twenty (120) days following the Closing. The allocations set forth on such schedule shall be as reasonably determined by Kendle and reasonably acceptable to Sellers; provided however, that One Dollar ($1.00) of the Purchase Price shall be allocated to the Covenants. The allocations provided in such schedule shall be used by each party and their affiliates in preparing all Tax Returns, subject to adjustment to reflect (x) the Seller's selling expenses as a reduction in sales proceeds and (y) Kendle's acquisition expenses as an addition to the Purchase Price. Within thirty (30) days after the Closing, each Seller shall provide Kendle with all information necessary to complete box 11(c) of Internal Revenue Form 8023. For purposes of determining the Purchase Price under Code Section 338 and the regulations thereunder, the fair market value of the Kendle common stock transferred under
Section 2(b) shall be the mean between the highest and lowest selling price of such shares on the Closing Date as determined by the NASDAQ National Market System.

               (b) Payment of Taxes and Fees. The Sellers shall pay or reserve for payment when due out of the Purchase Price (a) any documentary, stamp, sales, excise, transfer or other taxes (including income Taxes) payable in respect of the transfer of the ACER shares and (b) all fees and charges that were incurred by the Sellers in connection with the transactions contemplated hereby. The Sellers shall cause to be prepared and filed any and all returns and other filings relating to any such Taxes.

               (c) Taxes - Sellers. The Sellers shall cause to be timely (giving effect to any extensions timely filed) and properly prepared and executed, and Kendle shall cause to be timely filed (provided such income Tax Return has been timely and properly prepared), all income Tax Returns of ACER relating to all taxable periods of ACER ending on or before the Closing Date, and the Sellers shall be responsible for the timely payment of all Taxes to which such Returns relate. All such Returns shall be prepared, and all elections with respect to such Returns shall be made, in a manner consistent with past practice with respect to ACER and at the expense of the Sellers. Sellers shall cause Internal Revenue Service Forms 8023-A to be attached to all appropriate Returns for the taxable year of ACER ending on the Closing Date. The Sellers shall provide a copy of any such Return to Kendle at least ten (10) business days prior to the filing thereof for its review and comment. The Sellers shall not amend any previously filed Tax Return without the prior written consent of Kendle, which consent shall not be unreasonably withheld or delayed.

               (d) Section 338(h)(10) Election.  The Sellers join with Kendle in making an election under Code ss.338(h)(10) (and any corresponding elections under state, local or foreign tax law) (collectively, a "ss.338(h)(10) Election") with respect to the purchase and sale of the ACER Shares hereunder.

               (e) FICA Tax Issue. Promptly after the end of calendar year 1998, Kendle and the Requisite Sellers shall jointly determine the amount of FICA Taxes paid with respect to the Special Bonuses by ACER on behalf of the recipients of those Special Bonuses. Kendle shall reimburse the Sellers (other than Minor) in the amount of such Special Bonus-related FICA Taxes paid by ACER with respect to ACER employees other than those who would, without receipt of the Special Bonuses, have received 1998 FICA wages in excess of Sixty-Eight Thousand Four Hundred and 00/100 Dollars ($68,400.00).

        10.    Termination.

               (a)  Termination  of  Agreement.   Certain  of  the  Parties  may
terminate this Agreement as provided below:

                      (i) Kendle and the Requisite Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

                      (ii) Kendle may terminate this Agreement by giving written notice to the Requisite Sellers at any time prior to the Closing (A) in the event any of the Sellers has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Kendle has notified the Requisite Sellers of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before February 28,1998, by reason of the failure of any condition precedent under ss.7(a) hereof (unless the failure results primarily from Kendle itself breaching any representation, warranty, or covenant contained in this Agreement); and

                      (iii) the Requisite Sellers may terminate this Agreement by giving written notice to Kendle at any time prior to the Closing (A) in the event Kendle has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, any of the Sellers has notified Kendle of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before February 28, 1998, by reason of the failure of any condition precedent under ss.7(b) hereof (unless the failure results primarily from any of the Sellers themselves breaching any representation, warranty, or covenant contained in this Agreement).

               (b) Effect of Termination. Except as set forth in ss. 5(g) relating to breaches by any Seller of his, her or its exclusivity covenants or failure to consummate the transactions hereby contemplated and as set forth in the next sentence, if any Party terminates this Agreement pursuant to ss.10(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach). Notwithstanding the foregoing, if after this Agreement has been executed, Kendle is obligated to consummate the transactions contemplated hereby and Kendle fails to do so, Kendle shall (i) pay Sellers, as liquidated damages, an amount equal to Four Percent (4%) of the Purchase Price and (ii) reimburse Sellers for all out-of-pocket expenses (including attorneys' and accountants' fees) ACER incurs in connection with the transaction contemplated hereby; provided, however, that this reimbursement amount shall not exceed Two Hundred Fifty Thousand Dollars ($250,000).

        11.    Miscellaneous.

               (a)    Nature of Certain Obligations.

                      (i) The covenants of each of the Sellers in ss.2(a) above concerning the sale of his, her or its ACER Shares to Kendle and the representations and warranties of each of the Sellers in ss.3(a) above concerning the transaction are several obligations. This means that the particular Seller making the representation, warranty, or covenant will be solely responsible to the extent provided in ss.8 above for any Adverse Consequences Kendle may suffer as a result of any breach thereof.

                      (ii) The remainder of the representations, warranties, and covenants in this Agreement are joint and several obligations. This means that each Seller will be responsible to the extent provided in ss.8 above for the entirety of any Adverse Consequences Kendle may suffer as a result of any breach thereof.

               (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Kendle and the Requisite Sellers (which approval shall not be unreasonably withheld or delayed); provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

               (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

               (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

               (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written approval of Kendle and the Requisite Sellers; provided, however, that Kendle may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Kendle nonetheless shall remain responsible for the performance of all of its obligations hereunder).

               (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

               (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

               (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

        If to the Sellers:          c/o ACER/ EXCEL INC.
                                    6 Commerce Drive
                                    Cranford, New Jersey  07016

               Copy to:             EATON & VAN WINKLE
                                    600 Third Avenue
                                    New York, New York  10016
                                    Attention:  Marianne Gaertner Dorado, Esq.

        If to Kendle:               KENDLE INTERNATIONAL INC.
                                    441 Vine Street
                                    700 Carew Tower
                                    Cincinnati, Ohio  45202
                                    Attention:     Paul F. Ritter, Esq.
                                                   Director of Legal Affairs

               Copy to:             KEATING, MUETHING & KLEKAMP, P.L.L.
                                    One East Fourth Street
                                    1800 Provident Tower
                                    Cincinnati, Ohio  45202
                                    Attention:     Edward E. Steiner, Esq.


Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

               (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Ohio without giving effect to any choice or conflict of law provision or rule (whether of the State of Ohio or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Ohio.

               (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Kendle and the Requisite Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

               (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

               (l) Expenses. Each of the Parties and ACER will bear his, her or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Sellers agree that ACER shall not bear any of the Sellers' costs and expenses (including any of their legal fees and expenses or any brokerage fees) in connection with this Agreement or any of the transactions contemplated hereby.

               (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

               (n) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

               (o) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which they may be entitled, at law or in equity.

               (p) Fourth Quarter 1997 Audited Financial Statements. The Sellers acknowledge that Kendle will cause the fourth quarter 1997 financial statements for ACER to be audited after the Closing, at Kendle's expense. The Requisite Sellers agree to cooperate reasonably with Kendle's management in the conduct of such audit and specifically shall execute and deliver such management consent letters (consistent with management consent letters the Requisite Sellers have previously delivered) as may be requested by Kendle or Kendle's outside auditors.


                     (remainder of page intentionally blank)

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                       Kendle:

                                       KENDLE INTERNATIONAL INC.,


                                       By:/s/Christopher C. Bergen
                                          ---------------------------------
                                          Name:  Christopher C. Bergen
                                          Title:


                                       /s/Tzuo-Yan Lee
                                       ------------------------------------
                                       TZUO-YAN LEE


                                        /s/Michael Minor
                                       ------------------------------------
                                       MICHAEL MINOR


                                        /s/Jean C. Lee
                                       ------------------------------------
                                       JEAN C. LEE


                                        /s/Conway Lee
                                       ------------------------------------
                                       CONWAY LEE


                                        /s/Steven Lee
                                       ------------------------------------
                                       STEVEN LEE


                                        /s/Jean C. Lee, Trustee
                                       ------------------------------------
                                       JEAN C. LEE, as Trustee under Trust
                                       dated March 8, 1991 fbo JENNIFER LEE


                                       CITICORP TRUST - SOUTH DAKOTA
                                       AS TRUSTEE U/A MAY 15, 1997 m/b
                                       TZUO YAN LEE

                                       By:/s/Robin Moug Stephens, Trust Officer
                                          ---------------------------------
                                           Name:  Robin Moug Stephens